Exhibit 4
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated: December 31, 2016	Landgame S.à r.l.
By: /s/ Gaël Sausy
Name: Gaël Sausy
Title: Manager B
Vitruvian I Luxembourg S.à r.l.
By: /s/ Gaël Sausy
Name: Gaël Sausy
Title: Manager B
VIP I Nominees Limited
By: Vitruvian Partners LLP, its director
By: /s/ Philip Moritz Russmeyer
Name: Philip Moritz Russmeyer
Title: Partner
VIP I A L.P.
By: Vitruvian Partners LLP, its general partner
By: /s/ Philip Moritz Russmeyer
Name: Philip Moritz Russmeyer
Title: Partner
VIP I B L.P.
By: Vitruvian Partners LLP, its general partner
By: /s/ Philip Moritz Russmeyer
Name: Philip Moritz Russmeyer
Title: Partner
Vitruvian Partners LLP
By: /s/ Philip Moritz Russmeyer
Name: Philip Moritz Russmeyer
Title: Partner